UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GLOWPOINT, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0312442
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

430 Mountain Avenue, Suite 301 Murray Hill, NJ	07974
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:                   N/A   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to the registration of common stock, par value $0.0001 per share (the “Common Stock”), of Glowpoint, Inc., a Delaware corporation (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the listing of the Common Stock on the NYSE Amex LLC (the “NYSE Amex”).  The Common Stock is presently quoted on the OTC Bulletin Board (“OTCBB”).  Upon commencement of trading of the Common Stock on the NYSE Amex, the Company will no longer be eligible to have its Common Stock quoted on the OTCBB.

The description of the Common Stock to be registered hereunder is incorporated by reference from the description of such shares under the caption “DESCRIPTION OF REGISTERED STOCK; OUR CAPITAL STOCK–Common Stock” contained in the Company’s Registration Statement on Form S-1, as amended (File No. 333-146838), and from the Form 8-K filed with the Securities and Exchange Commission by the registrant on January 13, 2011.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOWPOINT, INC.

Date: December 12, 2011	By:	/s/ John R. McGovern
John R. McGovern
Chief Financial Officer